Exhibit 10.2

MUTUAL RELEASE

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT

Smithline Family Trust II and Puritan Partners LLC, and each of their heirs, executors, administrators, trustees, beneficiaries, assignors, assignees, members, predecessors, successors, affiliates, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them (collectively, the “Claiming Parties”); and

FOXO Technologies Inc., and each of its heirs, executors, administrators, predecessors, successors, affiliates, assignors, assignees, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them, but expressly excluding Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin (collectively, the “Responding Parties”), and

In consideration of this Mutual Release, and the promises set forth in the Settlement Agreement annexed hereto and dated November 7, 2023 (the “Settlement Agreement”), and subject to the provisions of that Settlement Agreement, hereby forever release and discharge each other as follows:

1. The Claiming Parties, individually and collectively, hereby release and discharge (a) the Responding Parties and (b) Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin but, in the cases of Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin only if they have each satisfied the conditions hereof and provided an executed release of the Claiming Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Claiming Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Responding Parties, Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) FOXO, (b) the matters that were, or could have been, raised, whether known or unknown, in the action in the U.S. District Court for the Southern District of New York, entitled Smithline Family Trust II, as Assignee of Puritan Partners LLC v. FOXO Technologies, Inc. & Jon Sabes, Case 1:22-cv-10858-VEC, and/or (c) the Financing Documents (which phrase shall have the same meaning herein as in the Settlement Agreement), provided that nothing contained herein shall be deemed to effect a release of any obligation undertaken in the Settlement Agreement annexed hereto. In the event that the Company files for bankruptcy and the Claiming Parties are not permitted to retain the Cash Settlement Payment or the Net Proceeds received on the sale of such Settlement Shares, if any, this release shall be null and void and void ab initio. Further, in the event that Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin commences a lawsuit or arbitration or otherwise asserts a claim or cause of action against any of the Responding Parties or any of the Claiming Parties, or takes any action against or otherwise hinders in any manner the Company’s ability to repay the Claiming Parties the Cash Settlement Payment or deliver and register the Settlement Shares, if any, (including, without limitation, by contacting any of the holders of the PIK Notes without the prior written consent of the Company and the Claiming Parties or otherwise interfering in any manner with the Company’s negotiations with the holders of the PIK Notes), the release set forth in this paragraph shall be null and void and void ab initio to the extent that it applies to the person or entity commencing the lawsuit or arbitration or asserting the claim or cause of action or taking such action and the Claiming Parties shall be entitled to immediately pursue any and all claims it may have against Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin. Notwithstanding anything to the contrary set forth in this paragraph 1, none of Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin shall receive a release from any of the Claiming Parties until such parties have satisfied the conditions above and provided to the Claiming Parties a signed copy of a general release substantially in the form set forth in paragraph 2 below.

2. The Responding Parties, individually and collectively, hereby release and discharge the Claiming Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Responding Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Claiming Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) FOXO, (b) the matters that were, or could have been, raised, whether known or unknown, in the action in the U.S. District Court for the Southern District of New York, entitled Smithline Family Trust II, as Assignee of Puritan Partners LLC v. FOXO Technologies, Inc. & Jon Sabes, Case 1:22-cv-10858-VEC, and/or (c) the Financing Documents (which phrase shall have the same meaning herein as in the Settlement Agreement), provided that nothing contained herein shall be deemed to effect a release of any obligation undertaken in the Settlement Agreement annexed hereto.

3. This Mutual Release may be executed in counterparts. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Settlement Agreement.

Remainder of Page Intentionally Left Blank; Signature Page to Follow

IN WITNESS WHEREOF, the parties have executed this Mutual Release on the dates set forth below.

SMITHLINE FAMILY TRUST II, as Assignee for Puritan Partners LLC:

By:	/s/ Richard Smithline

Printed Name:	Richard Smithline
Title:	Authorized Signatory
Dated:	11/7/23

PURITAN PARTNERS, LLC

By:	/s/ Richard Smithline

Printed Name:	Richard Smithline
Title:	Managing Member
Dated:	11/7/23

FOXO TECHNOLOGIES INC.:

By:	/s/ Mark White

Printed Name:	Mark White
Title:	Interim CEO
Dated:	11.07.2023